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[COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-3 (File No.
333-      ) of our report dated March 1, 1996 on our audit of the financial statements of Redwood Trust, Inc. We also consent to the reference to our firm under the caption "Experts."



                                        COOPERS & LYBRAND LLP




San Francisco, California
September 9, 1996